UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 City West Blvd Suite 150-138 Houston, TX	77042
(Address of principal executive offices)	(Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 9, 2026, XCF Global, Inc. (the “Company”) entered into a Term Sheet for a Renewable Fuel Tolling Agreement with BGN, an independent global energy and commodities group, pursuant to which it is anticipated that the Company will provide the following services to BGN both at its New Rise Reno facility and, potentially, a second, future XCF facility:

●	Inside-the-Fence Logistics: Receipt, handling, and management of feedstock inventory.
●	Production/Refining: Processing BGN-owned feedstock into Sustainable Aviation Fuel (SAF) and Renewable Naphtha.
●	Storage & Blending: Provision of tankage for feedstocks and finished products, including blending services to meet commercial specifications.
●	Marketing Support: Coordination with BGN’s sales and logistics teams per the existing MOU.

The Term Sheet further contemplates that BGN will be responsible for the purchase and delivery of all renewable feedstocks to the facility at its own cost and that the Company will produce finished products with a yield target of 2,264 bdp for SAF and 481 for renewable naptha. The initial term of the term sheet is three years from the commencement of production.

The parties have agreed to work in good faith to execute a definitive long form tolling agreement within 20 business days of the execution of the Term Sheet.

Item 1.02 Termination of a Material Definitive Agreement.

On April 2, 2026, Phillips 66 Company (“Phillips 66”) delivered formal notice (the “Notice”) to New Rise Renewables Reno, LLC (“New Rise”), a wholly owned subsidiary of the Company, of the termination of the Supply and Offtake Agreement, dated May 23, 2017 (as amended, the “Agreement”), between New Rise and Phillips 66. The Notice provides that the Agreement is terminated as of May 1, 2026.

Under the Agreement, Phillips 66 supplied feedstock, which it retains title to while such feedstock is stored at the New Rise facility, to be used for the production of renewable diesel fuel and purchased from New Rise Reno renewable diesel fuel produced at the facility, and purchased from New Rise Reno 100% of the renewable diesel produced at the facility.

In connection with the termination, Phillips 66 also notified the Company that (1) has suspended its performance obligations under the Agreement, including all product purchase, delivery, receipt, and payment obligations; (2) is demanding performance assurance, pursuant to Section 13.3 of the Agreement; and (3) it intends to exercise its rights of setoff under Section 22.5 of the Agreement and applicable law, whereby amounts owed by Phillips 66 to New Rise may be applied against amounts owed by New Rise to Phillips 66, including feedstock receivables and any accelerated obligations.

The Company is evaluating the Notice and its financial impact and is in discussions with Phillips 66 regarding an orderly wind-down and the logistical matters associated with the termination of the Agreement and feedstock recovery.

Item 8.01. Other Information

On April 9, 2026, the Company issued a press release regarding the BGN Term Sheet. A copy of the Press Releases is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated April 9, 2026
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2026
XCF GLOBAL, INC.

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer